EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, John H. Heyman, Chief Executive of Radiant Systems, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the foregoing Quarterly Report of the Company:

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and

(2)	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2004	/s/ John H. Heyman
John H. Heyman, Chief Executive Officer

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Mark E. Haidet, Chief Financial Officer of Radiant Systems, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the foregoing Quarterly Report of the Company:

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and

(2)	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2004	/s/ Mark E. Haidet
Mark E. Haidet, Chief Financial Officer